Exhibit 1.1

DOMINO’S PIZZA, INC.

Common Stock

Underwriting Agreement

[            ], 2004

J.P. Morgan Securities Inc.

Citigroup Global Markets Inc.

As representatives of the several Underwriters

named in Schedule I hereto,

c/o J.P. Morgan Securities Inc.

277 Park Avenue, 9th Floor

New York, NY 10172

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

As Qualified Independent Underwriter

Ladies and Gentlemen:

Domino’s Pizza, Inc., a Delaware corporation (the “Company”), proposes to issue and sell, and each of the stockholders listed on Schedule II hereto (each a “Selling Shareholder” and, together, the “Selling Shareholders”), proposes to sell, subject to the terms and conditions stated herein, to the Underwriters named in Schedule I hereto (the “Underwriters”) an aggregate of [            ] shares (the “Firm Shares”) and, at the election of the Underwriters, the Selling Shareholders propose to sell, subject to the terms and conditions stated herein, up to [            ] additional shares (the “Optional Shares”) of Common Stock, par value $.01 per share (“Stock”), of the Company (the Firm Shares and the Optional Shares that the Underwriters elect to purchase pursuant to Section 2 hereof being collectively called the “Shares”).

The Company and the Underwriters, in accordance with the requirements of Rule 2720 (“Rule 2720”) of the National Association of Securities Dealers, Inc. (the “NASD”) and subject to the terms and conditions stated herein, also hereby confirm the engagement of the services of Citigroup Global Markets Inc. (the “Independent Underwriter”) as a “qualified independent underwriter” within the meaning of Rule 2720(b)(15) in connection with the offering and sale of the Shares.

1. (a) The Company represents and warrants to, and agrees with, each of the Underwriters and the Independent Underwriter that:

(i) A registration statement on Form S-1 (File No. 333-[            ]) (together with any pre-effective amendments thereto, the “Initial Registration Statement”) in respect of the Shares has been filed with the Securities and Exchange Commission (the “Commission”); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you, and, excluding exhibits thereto, have been declared effective by the Commission in such form (or, in the case of the Initial Registration Statement, in the form of the last pre-effective amendment); other than a registration statement, if any, increasing the size of the offering (a “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Act”), which became effective upon filing, no other document with respect to the Initial Registration Statement has heretofore been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or to the Company’s knowledge threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 6(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the “Registration Statement”; such form of final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the “Prospectus”);

(ii) No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus distributed by the Underwriters, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through J.P. Morgan Securities Inc. or Citigroup Global Markets Inc. or by the Independent Underwriter expressly for use therein;

(iii) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made in the case of the Prospectus or any amendment or supplement thereto, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through J.P. Morgan Securities Inc. or Citigroup Global Markets Inc. or by the Independent Underwriter expressly for use therein;

(iv) Since the date of the most recent financial statements of the Company included in the Prospectus and except as described in the Prospectus, (i) there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, financial position or results of operations of the Company and its subsidiaries taken as a whole; and (ii) neither the Company nor any of its subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in the Prospectus;

(v) The Company and each of its subsidiaries has been duly organized and is validly existing and in good standing (or the equivalent thereof with respect to the law of foreign countries) under the laws of its respective jurisdiction of organization, is duly qualified to do business and is in good standing (or the equivalent thereof with respect to the law of foreign countries) in each jurisdiction in which its respective ownership or lease of property or the conduct of its respective business requires such qualification, and has all power and authority necessary to own or hold its respective properties and to conduct the business in which it is engaged, except where the failure to be so qualified or have such power or authority would not, individually or in the aggregate, have a material adverse effect on the business, properties, management, financial position or results of operations of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”). The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Schedule III to this Agreement;

(vi) The Company and its subsidiaries have good and marketable title in fee simple to, or have valid rights to lease or otherwise use, all items of real property and have good title or a valid legal right to lease or otherwise use all personal property that are material to the respective businesses of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries or (ii) would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;

(vii) The Company has an authorized capitalization as set forth in the Prospectus, and all of the outstanding shares of capital stock or other equity interests of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and (except, in the case of any foreign subsidiary, for directors’ qualifying shares and except as otherwise described in the Prospectus) are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest or restriction on voting or transfer;

(viii) The Shares have been duly authorized and the Shares being issued and sold by the Company (the “Company Shares”), when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and non-assessable and the outstanding Shares conform, in all material respects, and the Company Shares will conform, in all material respects, to the description of the Stock contained in the Prospectus; no holders of Stock or any securities of the Company have rights to the registration of such Stock or securities under the Registration Statement;

(ix) The issue and sale of the Company Shares by the Company hereunder and the compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not (i) conflict with, or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company or any of its subsidiaries or (iii) (assuming the accuracy of the representations, warranties and agreements of the Underwriters contained herein) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority having jurisdiction over the Company or any of its subsidiaries, except, in the case of clauses (i) and (iii) above, for any such conflict, breach or violation that would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Company Shares or the consummation by the Company of the transactions contemplated by this Agreement, except (1) for the registration under the Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of the Shares, (2) such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws and from the NASD in connection with the purchase and distribution of the Shares by the Underwriters and (3) as may be required under the laws and regulations of jurisdictions outside the United States in which Shares are offered;

(x) Neither the Company nor any of its subsidiaries is (i) in violation of its charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect;

(xi) Except as described in the Prospectus, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company or any of its subsidiaries is or may be a party or to which any property of the Company or any of its subsidiaries is or may be the subject that, individually or in the aggregate, if determined adversely to the Company or any of its subsidiaries, could reasonably be expected to have a Material Adverse Effect; and to the Company’s knowledge no such investigations, actions, suits or proceedings are threatened or contemplated by any governmental or regulatory authority or threatened by others;

(xii) The Company and its subsidiaries are in compliance with the applicable requirements of the Federal Trade Commission (the “FTC”) rules governing franchising and applicable provisions of federal, state, local and other laws or regulations governing the business of a franchise or that are applicable to their businesses as presently conducted, except in each case as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect;

(xiii) Neither the Company nor any of its subsidiaries is, and after giving effect to the offering and sale of the Company Shares and the application of the proceeds thereof as described in the Prospectus none of them will be, an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”);

(xiv) The Company and its subsidiaries own or possess the right to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) presently employed by them in connection with the operation of the business now operated by the Company and its subsidiaries; and except as described in the Prospectus, none of the Company or any of its subsidiaries has received any notice of infringement or conflict with the asserted rights of others, which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect;

(xv) No labor disturbance by or dispute with employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is contemplated or threatened, except for such disturbances and disputes as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(xvi) The Company and its subsidiaries have insurance covering their respective properties, operations, personnel and businesses, which insurance is in amounts and insures against such losses and risks as are customary for businesses such as the Company’s and its subsidiaries’; and neither the Company nor any of its subsidiaries has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business;

(xvii) The Company maintains systems of internal accounting controls for the benefit of the Company and its subsidiaries sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with United States generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

(xviii) The Company and its subsidiaries (i) are in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, decisions and orders relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”); (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) have not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except in any such case for any such failure to comply with, or failure to receive, required permits, licenses or approvals, or liability, as would not, individually or in the aggregate, have a Material Adverse Effect;

(xix) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is maintained, administered or contributed to by the Company or any of its affiliates controlled by the Company for employees or former employees of the Company and its affiliates controlled by the Company has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Internal Revenue Code of 1986, as amended (the “Code”); no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any such plan, excluding transactions effected pursuant to a statutory or administrative exemption; and for each such plan (and plan of an ERISA affiliate under Section 414 of the Code) that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no “accumulated funding deficiency” as defined in Section 412 of the Code has been incurred, whether or not waived, and the fair market value of the assets of each such plan (excluding for these purposes accrued but unpaid contributions) exceeds the present value of all benefits accrued under such plan determined using reasonable actuarial assumptions, except in each case as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect;

(xx) PricewaterhouseCoopers LLP, who have certified certain financial statements of the Company and its subsidiaries, are independent public accountants with respect to the Company and its subsidiaries within the meaning of Rule 101 of the Code of Professional Conduct of the American Institute of Certified Public Accounts and its interpretations and rulings thereunder;

(xxi) The Company and its subsidiaries have paid all federal, state, local, foreign and franchise taxes and filed all tax returns required to be paid or filed through the date hereof; and except as otherwise disclosed in the Prospectus, there is no material tax deficiency that has been asserted or to the knowledge of the Company threatened against the Company or any of its subsidiaries or any of their respective properties or assets;

(xxii) Neither the Company nor any of its subsidiaries is a “holding company” or a “subsidiary company” of a holding company or an “affiliate” thereof within the meaning of the Public Utility Holding Company Act of 1935, as amended;

(xxiii) The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Prospectus, except where the failure to possess or make the same would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and except as described in the Prospectus, neither the Company nor any of its subsidiaries has received notice of any revocation or modification of any such license, certificate, permit or authorization;

(xxiv) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, employee or other person acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any unlawful payment including any bribe, rebate, payoff, influence payment or kickback;

(xxv) No forward-looking statement (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) contained in the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith;

(xxvi) Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data prepared by third parties included in the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects;

(xxvii) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened;

(xxviii) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate controlled by the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly knowingly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC;

(xxix) There are no transfer taxes or other similar fees or charges under federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance and sale by the Company of the Company Shares; and

(xxx) There is and has been no material failure on the part of the Company or, to the knowledge of the Company, any of its directors or officers, in their capacities as such, to comply with any provision of the Sarbanes Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(b) Each Selling Shareholder, severally and not jointly, represents and warrants to, and agrees with, each Underwriter and the Independent Underwriter that:

(i) Such Selling Shareholder is the record and beneficial owner of the Shares to be sold by such Selling Shareholder hereunder free and clear of all liens, encumbrances, equities and claims and has duly endorsed such Shares in blank, and assuming that each Underwriter acquires its interest in the Shares it has purchased from such Selling Shareholder without notice of any adverse claim (within the meaning of Section 8-105 of the New York Uniform Commercial Code (“UCC”)), each Underwriter that has purchased such Shares delivered on such Time of Delivery to The Depository Trust Company or other securities intermediary by making payment therefor as provided herein and that has had such Shares credited to the securities account or accounts of such Underwriter maintained with The Depository Trust Company or such other securities intermediary will have acquired a security entitlement (within the meaning of Section 8-102(a)(17) of the UCC) to such Shares purchased by such Underwriter, and no action based on an adverse claim (within the meaning of Section 8-102 of the UCC) may be successfully asserted against such Underwriter under the UCC as in effect in the State of New York with respect to such Shares.

(ii) Such Selling Shareholder has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares during the distribution of the Shares by the Underwriters.

(iii) Certificates in negotiable form for such Selling Shareholder’s Shares have been placed in custody, for delivery pursuant to the terms of this Agreement, under a Custody Agreement and Power of Attorney duly authorized (if applicable), executed and delivered by such Selling Shareholder in the form heretofore furnished to you (the “Custody Agreement”) with the Company, as Custodian (the “Custodian”); the Shares represented by the certificates so held in custody for such Selling Shareholder are subject to the interests hereunder of the Underwriters; except as specifically provided for in the Custody Agreement, the arrangements for custody and delivery of such certificates made by such Selling Shareholder hereunder and under the Custody Agreement are not subject to termination by any acts of such Selling Shareholder, or by operation of law, whether by the death or incapacity of such Selling Shareholder or the occurrence of any other event; and if any such death, incapacity, or any other such event shall occur before the delivery of such Shares hereunder, certificates for the Shares will be delivered by the Custodian in accordance with the terms and conditions of this Agreement and the Custody Agreement as if such death, incapacity or other event had not occurred, regardless of whether or not the Custodian shall have received notice of such death, incapacity or other event.

(iv) No consent, approval, authorization or order of any court or governmental agency or body is required for the consummation by such Selling Shareholder of the transactions contemplated herein, except such as may have been obtained under the Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Shares by the Underwriters and such other approvals as have been obtained.

(v) Neither the sale of the Shares being sold by such Selling Shareholder nor the consummation of any other of the transactions herein contemplated by such Selling Shareholder will conflict with, result in a breach or violation of, or constitute a default under, any law applicable to such Selling Shareholder or the charter or by-laws of such Selling Shareholder or the terms of any indenture or other agreement or instrument to which such Selling Shareholder or any of its subsidiaries is a party or bound, or any judgment, order or decree applicable to such Selling Shareholder or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over such Selling Shareholder or any of its subsidiaries.

(vi) In respect of any statements in or omissions from the Registration Statement or the Prospectus or any supplements thereto made in reliance upon and in conformity with information furnished in writing to the Company by such Selling Shareholder expressly for use therein, such information does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made in the case of the Prospectus or any amendment or supplement thereto, not misleading.

Any certificate signed by any officer of any Selling Shareholder and delivered to the Underwriters or counsel for the Underwriters in connection with the offering of the Shares shall be deemed a representation and warranty by such Selling Shareholder, as to matters covered thereby, to each Underwriter.

2. Subject to the terms and conditions herein set forth, the Company agrees to issue and sell, and the Selling Shareholders agree, severally and not jointly, to sell, to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company and the Selling Shareholders, at a purchase price per share of $[            ] (the “Purchase Price”), the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto. The number of Firm Shares to be purchased from the Company and each Selling Shareholder by each Underwriter shall be based pro rata on the number of Firm Shares being purchased by such Underwriter and the number of Firm Shares being sold by the Company and each Selling Shareholder. In the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, the Selling Shareholders agree, severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Selling Shareholders, that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction, the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder. The number of Optional Shares to be purchased from each Selling Shareholder by each Underwriter shall be based pro rata on the number of Optional Shares being purchased by such Underwriter and the number of Optional Shares being sold by each Selling Shareholder.

Each Selling Shareholder hereby grants, severally and not jointly, to the Underwriters the right to purchase at their election such Selling Shareholder’s pro rata share of up to [            ] Optional Shares, at the Purchase Price, for the purpose of covering sales of shares in excess of the number of Firm Shares. Each Selling Shareholder’s pro rata share of the Optional Shares will be in proportion to the ratio that the number of Firm Shares sold by such Selling Shareholder bears to the number of Firm Shares sold in the aggregate by all Selling Shareholders. Any such election to purchase Optional Shares may be exercised only by written notice from you to the Company, given within a period of 30 calendar days after the date of the Prospectus, setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section 5 hereof) or, unless you and the Company and the Selling Shareholders otherwise agree in writing, no earlier than two or later than ten business days after the date of such notice.

3. Upon the authorization by you of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Prospectus.

4. (a) The Company hereby confirms its engagement of the services of the Independent Underwriter as, and the Independent Underwriter hereby confirms its agreement with the Company to render services as, a “qualified independent underwriter” within the meaning of Rule 2720(b)(15) with respect to the offering and sale of the Shares.

(b) The Company agrees promptly to reimburse the Independent Underwriter for all reasonable out-of-pocket expenses, including fees and disbursements of counsel, reasonably incurred in connection with this Agreement and the services rendered hereunder.

5. (a) The Shares to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as J.P. Morgan Securities Inc. and Citigroup Global Markets Inc. may request upon at least 48 hours’ prior notice to the Company and the Selling Shareholders, shall be delivered by or on behalf of the Company to J.P. Morgan Securities Inc. and Citigroup Global Markets Inc., through the facilities of The Depository Trust Company (“DTC”), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of federal (same-day) funds to the accounts specified by the Company and the Selling Shareholders to J.P. Morgan Securities Inc. and Citigroup Global Markets Inc. at least 48 hours in advance. The Company and the Selling Shareholders will cause any certificate(s) representing the Shares to be made available for checking and packaging at least 24 hours prior to the Time of Delivery (as defined below) with respect thereto at the office of DTC or its designated custodian (the “Designated Office”). The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30 a.m., New York City time, on [            ], 2004 or such other time and date as J.P. Morgan Securities Inc., Citigroup Global Markets Inc. and the Company and the Selling Shareholders may agree upon in writing, and, with respect to the Optional Shares, 9:30 a.m., New York City time, on the date specified by you in the written notice given by J.P. Morgan Securities Inc. and Citigroup Global Markets Inc. of the Underwriters’ election to purchase such Optional Shares, or such other time and date as J.P. Morgan Securities Inc., Citigroup Global Markets Inc. and the Company and the Selling Shareholders may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the “First Time of Delivery”, such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the “Second Time of Delivery”, and each such time and date for delivery is herein called a “Time of Delivery”.

(b) The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross receipt for the Shares and any additional documents reasonably requested by the Underwriters, will be delivered at the offices of Cahill Gordon & Reindel LLP, 80 Pine Street, New York, New York 10005, or such other location as the Company, the Selling Shareholders, J.P. Morgan Securities Inc. and Citigroup Global Markets Inc. agree upon (the “Closing Location”), and the Shares will be delivered at the Designated Office, all at such Time of Delivery. A meeting will be held at the Closing Location at [    ] p.m., New York City time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Agreement, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

6. (i) The Company agrees with each of the Underwriters and with the Independent Underwriter:

(a) To prepare the Prospectus in a form approved by J.P. Morgan Securities Inc. and Citigroup Global Markets Inc. (such approval not to be unreasonably withheld) and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or Prospectus which shall be disapproved by you promptly after reasonable notice thereof (unless in the reasonable determination of the Company such amendment or supplement is required by applicable law); to advise you and the Independent Underwriter, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish you and the Independent Underwriter with copies thereof; to advise you and the Independent Underwriter, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or prospectus, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction if the Company receives notice thereof, of the initiation or threatening of any proceeding for any such purpose if the Company receives notice thereof, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or prospectus or suspending any such qualification, promptly to use its commercially reasonable best efforts to obtain the withdrawal of such order;

(b) Promptly from time to time to take such action as you may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares; provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction or to take any action that would subject the Company to taxation in any jurisdiction where it is not now subject;

(c) Prior to 10:00 a.m., New York City time, on the New York Business Day that is two New York Business Days after the date of this Agreement and from time to time, to furnish the Underwriters, the Independent Underwriter and dealers with copies of the Prospectus in New York City in such quantities as you, the Independent Underwriter and dealers may reasonably request, and, if the delivery of a prospectus is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such period to amend or supplement the Prospectus in order to comply with the Act, to notify you and upon your request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance, and in case any Underwriter is required to deliver a prospectus in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act. Upon notice from the Company to J.P. Morgan

Securities Inc. and Citigroup Global Markets Inc. of the need under applicable law for any amendment or supplement to the Registration Statement or the Prospectus, the Underwriters shall cease using the Prospectus until it is so amended or supplemented;

(d) To make generally available to its securityholders as soon as practicable, but in any event not later than 18 months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), a consolidated earnings statement of the Company (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations thereunder (including, at the option of the Company, Rule 158);

(e) During the period beginning from the date hereof and continuing to and including the date 180 days after the date of the Prospectus, not to, and to not take any action to enable or recognize any attempt by its directors and executive officers and each of the Selling Shareholders to, directly or indirectly, offer, sell, contract to sell or otherwise dispose of, or announce its intention to sell, except as provided hereunder or, in the case of its directors, executive officers and stockholders under the agreements referred to in Section 8(i) hereof, any Stock or any other securities of the Company that are substantially similar to the Shares, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities, without the prior written consent of J.P. Morgan Securities Inc. and Citigroup Global Markets Inc., other than, in the case of the Company, pursuant to employee stock option or other employee benefit plans;

(f) To furnish to its stockholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders’ equity (deficit) and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available (including through the Commission’s EDGAR database) to its stockholders consolidated summary financial information of the Company and its consolidated subsidiaries for such quarter in reasonable detail;

(g) During a period of two years from the effective date of the Registration Statement, to make available to you (including through the Commission’s EDGAR database) copies of all reports or other communications (financial or other) furnished to stockholders and copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; and to deliver to you upon request therefor such additional information concerning the business and financial condition of the Company as you may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its stockholders generally or to the Commission).

(h) To use the net proceeds received by the Company from the sale of the Shares pursuant to this Agreement in the manner specified in the Prospectus under the caption “Use of Proceeds”;

(i) To use its best efforts to list, subject to notice of issuance, the Shares on the New York Stock Exchange;

(j) If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act;

(k) Upon request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company’s and its subsidiaries’ trademarks, servicemarks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the Shares (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted, without any fee and may not be assigned or transferred;

(l) To terminate the Management Agreement by and among the Company, each of its direct and indirect subsidiaries party thereto and Bain Capital Partners VI, L.P. immediately following the First Time of Delivery; and

(m) The Company agrees that prior to the end of the 180-day period commencing on the date of the Prospectus it will not, without the prior written consent of J.P. Morgan Securities Inc. and Citigroup Global Markets Inc., (i) amend or waive the provisions of Section 11.4.4 of the Stockholders Agreement, dated as of December 21, 1998, as amended to the date hereof (the “Stockholders Agreement”), by and among TISM, Inc., Domino’s, Inc. and the Stockholders (as defined therein), (ii) amend or waive the provisions of Section 7.4.3 of the Employee Stockholders Agreement, dated as of May 6, 1999, as amended to the date hereof, by and among TISM, Inc. and the Stockholders (as defined therein), (iii) amend or waive the provisions of Section 7.4.3 of the Franchisee Stockholders Agreement, dated as of May 6, 1999, as amended to the date hereof, by and among TISM, Inc. and the Stockholders (as defined therein), (iv) amend or waive any comparable provisions contained in any other agreements to which it is a party or (v) file with the Commission a registration statement on Form S-8 or any other form registering shares of Stock issuable upon exercise of options outstanding on the date of this Agreement.

(ii) Each Selling Shareholder agrees, severally and not jointly, with each of the Underwriters and the Independent Underwriter that:

(a) Such Selling Shareholder will not, without the prior written consent of J.P. Morgan Securities Inc. and Citigroup Global Markets Inc., offer, sell, contract to sell, pledge or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by such Selling Shareholder or any affiliate of such Selling Shareholder or any person in privity with such Selling Shareholder or any person in privity with any affiliate of such Selling Shareholder), directly or indirectly, or participate in the filing of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any shares of common stock of the Company or any securities convertible into or exercisable or exchangeable for such common stock, in each case, that are currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) by such Selling Shareholder, or publicly announce an intention to effect any such transaction, for a period of 180 days from the date of the final prospectus relating to the offering of the Shares. Notwithstanding the foregoing, such Selling Shareholder may transfer the Shares beneficially owned by such Selling Shareholder (i) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein or sell such Shares in the offering contemplated hereby, (ii) to any trust for the direct or indirect benefit of such Selling Shareholder or the immediate family of such Selling Shareholder, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, (iii) to any partner, member or stockholder of such Selling Shareholder, provided that such partner, member or stockholder agrees to be bound in writing by the restrictions set forth herein, or (iv) with the prior written consent of J.P. Morgan Securities Inc. and Citigroup Global Markets Inc. on behalf of the Underwriters.

(b) Such Selling Shareholder will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares during the distribution of the Shares by the Underwriters;

(c) Such Selling Shareholder will advise you promptly, and if requested by you, will confirm such advice in writing, so long as delivery of a prospectus relating to the Securities by an underwriter or dealer may be required under the Act, of any change in information in the Registration Statement or the Prospectus relating to such Selling Shareholder that was furnished in writing by such Selling Shareholder expressly for use therein.

7. The Company covenants and agrees with the several Underwriters and the Independent Underwriter that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Shares under the Act and all other expenses incurred by the

Company in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters, the Independent Underwriter and dealers; (ii) the cost of printing or producing this Agreement, any Blue Sky Survey, closing documents (including compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 6(i)(b) hereof, including the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with any Blue Sky Survey; (iv) all fees and expenses in connection with listing the Shares on the New York Stock Exchange; (v) the filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, the review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Shares; (vi) the cost of preparing stock certificates; (vii) the cost and charges of any transfer agent or registrar; and (viii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, and Sections 10 and 13 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.

8. The respective obligations of the Underwriters and the Independent Underwriter hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of such Time of Delivery, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, the condition (in the case of the Underwriters) that the Independent Underwriter shall have furnished to the Underwriters the letter contemplated by Section 4(a) hereof and the following additional conditions:

(a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 6(i)(a) hereof; if the Company has elected to rely upon Rule 462(b), the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

(b) Cahill Gordon & Reindel LLP, counsel for the Underwriters, shall have furnished to you a written opinion or opinions substantially in the form(s) attached as Annex I(a) hereto, dated such Time of Delivery, and with respect to such other related matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c) Ropes & Gray LLP, counsel for the Company, shall have furnished to you their written opinion (a draft of such opinion is attached as Annex I(b) hereto), dated such Time of Delivery, in form and substance satisfactory to you, to the effect that:

(i) The Company is a corporation validly existing and in good standing under the laws of the State of Delaware with the corporate power and authority to own its properties and conduct its business as described in the Prospectus;

(ii) The authorized capital stock of the Company conforms in all material respects as to legal matters to the description thereof set forth in the Prospectus. All of the shares of common stock of the Company outstanding on the date of such opinion prior to the Time of Delivery have been duly authorized and validly issued and are fully paid and non-assessable; the Shares have been duly authorized and the Company Shares, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued, fully paid and non-assessable; and the Shares conform in all material respects as to legal matters to the description of the Stock contained in the Prospectus;

(iii) The Company is duly qualified and is in good standing as a foreign corporation with the secretary of State in the States of [jurisdictions specified for which good standing certificates are obtained at the Time of Delivery];

(iv) Each of Domino’s, Inc. and Domino’s Pizza International, Inc. is validly existing as a corporation in good standing under the laws of the State of Delaware; and all of the outstanding shares of capital stock of each such subsidiary have been duly authorized and validly issued, and are fully paid and non-assessable and, to the knowledge of such counsel, are owned by the Company, directly or indirectly, through one or more subsidiaries; The foregoing opinion with respect to the outstanding capital stock of Domino’s, Inc. and Domino’s Pizza International, Inc. is based solely upon our review of the stock ledger of Domino’s, Inc. and Domino’s Pizza International, Inc.;

(v) To the knowledge of such counsel there is no legal or governmental proceeding pending or threatened to which the Company or any of its subsidiaries is a party or to which any of their respective property is subject that is required to be described in the Registration Statement and is not so described, or of any contract or other document that is required to be described in the Registration Statement or filed as an exhibit thereto that is not so described or filed as required;

(vi) This Agreement has been duly authorized, executed and delivered by the Company;

(vii) The issuance and sale of the Shares being delivered at such Time of Delivery by the Company and the performance by the Company of its obligations under this Agreement will not violate or result in a breach or default under (i) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument that is filed as an exhibit to the Registration Statement, (ii) any provision of the charter or by-laws of the Company, (iii) the Delaware General Corporation Law or applicable New York or federal law or governmental regulation to which the Company or any of its properties is subject, or (iv) to the knowledge of such counsel, any judgment, injunction, order or decree of any New York or federal or, with respect to the Delaware General Corporation Law, Delaware court, arbitrator, governmental body, agency or official specifically naming the Company, Domino’s, Inc. or Domino’s Pizza International, Inc. or any of their respective properties, except that such counsel need not express any opinion as to state securities or Blue Sky laws or as to compliance with the antifraud provisions of federal and state securities laws;

(viii) To the knowledge of such counsel, no consent, approval, authorization, filing with or order of any New York or federal governmental agency or body (or with respect to the Delaware General Corporation Law, Delaware governmental agency or body) not obtained or in effect as of the date hereof is required for the execution and delivery by the Company of this Agreement and the issuance and sale of the Company Shares in the manner set forth and subject to the terms and conditions in this Agreement and the Prospectus (except such as may be required under the Act and the Exchange Act or the securities or “blue sky” laws of the various states or from the National Association of Securities Dealers, Inc. in connection with the purchase and distribution of the Shares by the Underwriters);

(ix) The limitations inherent in the independent verification of factual matters and the character of the determinations involved in such counsel’s review are such that such counsel does not assume any responsibility for the accuracy, completeness or fairness of the statements made or the information contained in the Registration Statement or Prospectus except for those made under the captions “The reclassification”, “Description of capital stock, certificate of incorporation and by-laws”, “Description of indebtedness”, “United States tax consideration for non-U.S. holders”, and “Shares eligible for future sale” in the Prospectus, insofar as such statements constitute matters of law, summaries of legal matters or legal conclusions, have been reviewed by such counsel and accurately summarize in all material respects the provisions of the laws and documents referred to therein;

(x) The Company is not subject to regulation as an “investment company” under the Investment Company Act of 1940, as amended;

(xi) Based solely upon the oral advice of the staff of the Commission, the Registration Statement became effective on [                        ]. We do

not know of the issuance of any stop order suspending the effectiveness of the Registration Statement by the Commission or of any proceeding for that purpose under the Act. The Prospectus has been filed with the Commission pursuant to Rule 424(b) under the Act in the manner and within the time period required by such Rule 424(b);

(xii) To such counsel’s knowledge, other than as set forth in the Prospectus, there are no agreements between the Company and any person granting such person the right to require the Company to register any securities under the Registration Statement; and

(xiii) In the course of the preparation by the Company of the Registration Statement and the Prospectus, such counsel has participated in discussions with representatives of the Underwriters and the Company and its independent accountants, in which the business and affairs of the Company and the contents of the Registration Statement and the Prospectus were discussed. On the basis of information that such counsel has gained in the course of its representation of the Company in connection with its preparation of the Registration Statement and the Prospectus and its participation in the discussions referred to above, such counsel believes that the Registration Statement, as of its effective date, and the Prospectus, as of its date, complied as to form in all material respects with the requirements of the Act and the published rules and regulations of the Commission thereunder (except that such counsel need express no belief as to the financial statements and related notes and schedules thereto or any other financial, statistical or accounting information included therein). Further, based on such information and participation, nothing that has come to such counsel’s attention has caused such counsel to believe that as of its effective date the Registration Statement contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus as of its date or as of the Time of Delivery contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (except that such counsel need express no belief as to the financial statements and related notes and schedules thereto or any other financial, statistical or accounting information included therein).

In rendering such opinion, such counsel may state that they express no opinion as to the laws of any jurisdiction outside the United States and such counsel may rely as to matters of fact, to the extent they deem proper, on certificates of officers of the Company and public officials.

(d) On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, PricewaterhouseCoopers LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, to the effect set forth in Annex II(a) hereto (the executed copy of the letter delivered prior to the execution of this Agreement is attached as Annex II(b) hereto and a draft of the form of letter to be delivered on the effective date of any post-effective amendment to the Registration Statement and as of each Time of Delivery is attached as Annex II(c) hereto);

(e) No event or condition of a type described in Section 1(a)(iv) hereof shall have occurred or shall exist, which event or condition is not described in the Prospectus and the effect of which in the judgment of J.P. Morgan Securities Inc or Citigroup Global Markets Inc. is so material and adverse as to make it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the terms and in the manner contemplated by this Agreement and the Prospectus;

(f) Subsequent to the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded any debt securities issued or guaranteed by the Company or any of its subsidiaries by any “nationally recognized statistical rating organization”, as such term is defined by the Commission for purposes of Rule 436(g)(2) under the Act; and (ii) no such organization shall have publicly announced that it has under surveillance or review with possible negative implications its rating of any debt securities issued or guaranteed by the Company or any of its subsidiaries;

(g) On or after the date hereof there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange; (ii) a suspension or material limitation in trading in the Company’s securities on the New York Stock Exchange; (iii) a general moratorium on commercial banking activities declared by either federal, New York or Michigan authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war; or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the judgment of J.P. Morgan Securities Inc. or Citigroup Global Markets Inc. makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

(h) The Shares to be sold at such Time of Delivery shall have been duly listed, subject to notice of issuance, on the New York Stock Exchange;

(i) The Company has obtained and delivered to the Underwriters executed copies of an agreement from each director, executive officer and stockholder identified on Schedule IV hereto, substantially in the form of Exhibit A hereto (or such agreement is included in such person’s Custody Agreement and Power of Attorney);

(j) The Company shall have complied with the provisions of Section 6(c) hereof with respect to the furnishing of Prospectuses on the New York Business Day next succeeding the date of this Agreement;

(k) The Company shall have furnished or caused to be furnished to you at such Time of Delivery a certificate of Harry Silverman, Executive Vice President and Chief Financial Officer of the Company, satisfactory to you as to the accuracy of the representations and warranties of the Company herein at and as of such Time of Delivery, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsections (a) and (f) of this Section and as to such other matters as you may reasonably request; and

(l) Piper Rudnick LLP, special franchise counsel for the Company, shall have furnished to you their written opinion (a draft of such opinion is attached as Annex I(c) hereto), dated such Time of Delivery, in form and substance satisfactory to you, to the effect that:

(i) the Company’s uniform franchise offering circular dated [                        ] inclusive of attached exhibits (“UFOC”) contained information in compliance, as of the date of the UFOC, with the disclosure provisions of the FTC Trade Regulation Rule entitled “Disclosure Requirements and Prohibitions Concerning Franchising and Business Opportunity Ventures” (the “FTC Rule”) and the franchise disclosure laws of those states with which the Company has filed such UFOC, and the UFOC complied as to form with the FTC Rule and such state franchise disclosure laws; except for any non-compliance which would not have a material adverse effect on the business or financial condition of the Company; provided, however, that such counsel did not compile this information and has relied as to matters of fact upon representations and warranties of the Company and such counsel has made no independent verification of said facts;

(ii) to such counsel’s knowledge, (a) the procedures of the Company for offering and selling franchises comply in all material respects with the FTC Rule and the franchise disclosure laws of those states with which the Company has filed the UFOCS and (b) with respect to the UFOC, the Company has made all filings with all federal and state authorities required for the offer and sale of franchises in such states where the Company offers franchises, except for any noncompliance or failure to file which would not have a Material Adverse Effect;

(iii) the descriptions of federal and state franchise regulations set forth in the Prospectus under the captions “Risk Factors — We are subject to extensive government regulation, and our failure to comply with existing regulations or increased regulations could adversely affect our business and operating results” and “Business — Government regulation” accurately describe the status of the material governmental franchise regulations pertaining to franchising activities of the Company and its subsidiaries;

(iv) the description of the franchising agreements of the Company and its subsidiaries set forth in the Prospectus under the caption “Business” accurately describes the material terms of such franchise agreements; and

(v) to such counsel’s knowledge, neither the Company nor any of its subsidiaries have received any notice of violation of the FTC Rule or any state franchise registration or franchise disclosure law.

The opinion of Piper Rudnick LLP described above shall be rendered to you at the request of the Company and shall so state therein;

(m) (A) Ropes & Gray LLP, counsel for the Selling Shareholders listed on Schedule V hereto (the “Listed Selling Shareholders”), shall have furnished to you their written opinion (a draft of such opinion is attached as Annex I(d) hereto), dated such Time of Delivery, in form and substance satisfactory to you to the effect that:

(i) this Agreement has been duly authorized, and upon execution and delivery by one of the Attorneys (as defined in the Power of Attorney), will be duly executed and delivered on behalf of the Listed Selling Shareholders;

(ii) the Custody Agreement and the Power of Attorney have been duly authorized, executed and delivered by the Listed Selling Shareholders, and (subject to the qualifications in the penultimate paragraph of such opinion letter) the Custody Agreement constitutes the legal, valid and binding obligation of the Listed Selling Shareholders, enforceable against the Listed Selling Shareholders in accordance with its terms;

(iii) the Listed Selling Shareholders have corporate, partnership, limited liability company or equivalent power, as applicable, to sell, transfer and deliver in the manner provided in this Agreement and the Custody Agreement the Shares being sold by the Listed Selling Shareholders hereunder;

(iv) assuming that each Underwriter acquires its interest in the Shares it has purchased from the Listed Selling Shareholders without notice of any adverse claim (within the meaning of Section 8-105 of the UCC), each Underwriter that has purchased such Shares delivered on such Time of Delivery to The Depository Trust Company or other securities intermediary by making payment therefor as provided herein, and that has had such Shares credited to the securities account or accounts of such Underwriters maintained with The Depository Trust Company or such other securities intermediary will have acquired a security entitlement (within the meaning of Section 8-102(a)(17) of the UCC) to such Shares purchased by such Underwriter, and no action based on an adverse claim (within the meaning of Section 8-102 of the UCC) may be successfully asserted against such Underwriter under the Uniform Commercial Code as in effect in the State of New York with respect to such Shares;

(v) to the knowledge of such counsel, no consent, approval, authorization or order of any New York or federal court, governmental agency or body (or with respect to the Delaware General Corporation Law, Delaware court, governmental agency or body) not obtained or in effect on the date hereof is required for the sale of the Shares by the Listed Selling Shareholders in the manner set forth and subject to the terms and conditions in this Agreement and the Prospectus and the performance by the Listed Selling Shareholders of their obligations under this Agreement, except such as may have been obtained under the Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Shares by the Underwriters and such other approvals (specified in such opinion) as have been obtained; and

(vi) the sale of the Shares being sold by the Listed Selling Shareholders at such Time of Delivery and the performance by the Listed Selling Shareholders of their obligations under this Agreement will not violate or result in a breach or default under (i) the Listed Selling Shareholders’ limited partnership agreement [or other governing documents], (ii) any New York or federal law applicable to the Listed Selling Shareholders, or (iii) to the knowledge of such counsel, any judgment, order or decree of any New York or federal court, arbitrator, governmental body, agency or official specifically naming the Listed Selling Shareholders or any of their properties, except that such counsel need not express any opinion as to state securities or Blue Sky laws or as to compliance with the antifraud provisions of federal and state securities laws;

In rendering such opinion, such counsel may rely as to matters of fact, to the extent they deem proper, on certificates of the Listed Selling Shareholders and public officials.

(B) Ropes & Gray LLP, counsel for the Selling Shareholders (other than the Listed Selling Shareholders), shall have furnished their written opinion (a draft of such opinion is attached as Annex I(e) hereto) dated such Time of Delivery, in form and substance satisfactory to you to the effect that:

(i) assuming that each Underwriter acquires its interest in the Shares it has purchased from such Selling Shareholders without notice of any adverse claim (within the meaning of Section 8-105 of the UCC), each Underwriter that has purchased such Shares delivered on such Time of Delivery to The Depository Trust Company or other securities intermediary by making payment therefor as provided herein, and that has had such Shares credited to the securities account or accounts of such Underwriters maintained with The

Depository Trust Company or such other securities intermediary will have acquired a security entitlement (within the meaning of Section 8-102(a)(17) of the UCC) to such Shares purchased by such Underwriter, and no action based on an adverse claim (within the meaning of Section 8-102 of the UCC) may be successfully asserted against such Underwriter under the Uniform Commercial Code as in effect in the State of New York with respect to such Shares;

9. The Independent Underwriter hereby consents to the references to it as set forth under the caption “Underwriting” in the Prospectus and in any amendment or supplement thereto made in accordance with Section 6(a) hereof.

10. (a) The Company will indemnify and hold harmless each Underwriter and the Independent Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter or the Independent Underwriter, as the case may be, may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made in the case of the Preliminary Prospectus or the Prospectus or any amendment or supplement thereto, not misleading, and will reimburse each Underwriter or the Independent Underwriter, as the case may be, for any legal or other expenses reasonably incurred by such Underwriter or the Independent Underwriter, as the case may be, in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by any Underwriter through J.P. Morgan Securities Inc. or Citigroup Global Markets Inc. or the Independent Underwriter expressly for use therein or constitutes a reference to the Independent Underwriter consented to by it pursuant to Section 9 hereof.

(b) The Company will indemnify and hold harmless the Independent Underwriter, in its capacity as QIU, against any losses, claims, damages or liabilities, joint or several, to which the Independent Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any act or omission to act or any alleged act or omission to act by the Independent Underwriter as QIU in connection with any transaction contemplated by this Agreement or undertaken in preparing for the purchase, sale and delivery of the Shares, except to the extent that any such loss, claim, damage or liability results from the gross negligence or bad faith of the Independent Underwriter in performing the services as QIU, and will reimburse the Independent Underwriter for any legal or other expenses reasonably incurred by the Independent Underwriter in connection with investigating or defending any such loss, claim, damage or liability, or any action in respect thereof as such expenses are incurred.

(c) Each Underwriter will indemnify and hold harmless the Company, the Selling Shareholders and the Independent Underwriter, as the case may be, against any losses, claims, damages or liabilities to which the Company, the Selling Shareholders and the Independent Underwriter, as the case may be, may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Underwriter through J.P. Morgan Securities Inc. or Citigroup Global Markets Inc. expressly for use therein, it being understood and agreed that the only such information consists of the following: the information contained in the third, seventh, twelfth, nineteenth and twentieth paragraphs under the heading “Underwriting” in the Prospectus; and will reimburse the Company, the Selling Shareholders and the Independent Underwriter, as the case may be, for any legal or other expenses reasonably incurred by the Company, the Selling Shareholders and the Independent Underwriter, as the case may be, in connection with investigating or defending any such action or claim as such expenses are incurred.

(d) The Independent Underwriter will indemnify and hold harmless the Company, the Selling Shareholders and the Underwriters against any losses, claims, damages or liabilities to which the Company, the Selling Shareholders or the Underwriters, as the case may be, may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by the Independent Underwriter expressly for use therein or constitutes a reference to the Independent Underwriter consented to by it pursuant to Section 9 hereof; and will reimburse the Company, the Selling Shareholders or the Underwriters, as the case may be, for any legal or other expenses reasonably incurred by the Company, the Selling Shareholders or the Underwriters, as the case may be, in connection with investigating or defending any such action or claim as such expenses are incurred.

(e) Each Selling Shareholder, severally and not jointly, will indemnify and hold harmless the Company and each Underwriter against any losses, claims, damages or liabilities,

joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or an amendment or supplement thereto or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made in the case of the Preliminary Prospectus or the Prospectus or any amendment or supplement thereto, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Selling Shareholder expressly for use therein; and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the aggregate liability of a Selling Shareholder pursuant to this subsection (e) and subsection (g) shall not exceed the aggregate net proceeds received by such Selling Shareholder from the Underwriters for the Shares.

(f) Promptly after receipt by an indemnified party under subsection (a), (b), (c), (d) or (e) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; the omission so to notify the indemnifying party shall relieve it from any liability which it may have to any indemnified party under subsection (a), (b), (c), (d) or (e) above to the extent that the party to whom notice was not given was not aware of the proceeding to which such notice would have related or was materially prejudiced by the failure to give such notice, or from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. It is understood and agreed that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm (in addition to any local counsel) for all indemnified parties, and that all such reasonable fees and expenses shall be reimbursed as they are incurred. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify each indemnified party from and against any loss or liability by reason of such settlement or judgment. The Company shall not, without prior written consent of an indemnified party (which consent shall not be unreasonably withheld), effect any settlement of any pending or threatened proceedings in respect of which indemnity could have been sought hereunder by such indemnified party unless (i) such settlement includes an unconditional release of such indemnified party in form and substance reasonably satisfactory to such indemnified party from all liability on claims that are the subject matter of such proceedings and (ii) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(g) If the indemnification provided for in this Section 10 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a), (b), (c), (d) or (e) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein (other than as a result of the limitations imposed on indemnification described in such subsections), then each indemnifying party under such applicable subsection shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by each party to this Agreement from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of each party to this agreement in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company or the Selling Shareholders, as applicable, on the one hand, and the Underwriters and the Independent Underwriter, on the other hand, shall be deemed to be in the same proportion as the total net proceeds from the offering of the Shares purchased under this Agreement (before deducting expenses) received by the Company or the Selling Shareholders, as applicable, on the one hand, and the total underwriting discount payable to the Underwriters as set forth in the table on the cover page of the Prospectus, on the other hand, bear to the sum of the total proceeds from the sale of the Shares (before deducting expenses) in the offering. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the

Company or the Selling Shareholders, as applicable, on the one hand or either the Underwriters or the Independent Underwriter on the other hand and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Selling Shareholders, the Underwriters and the Independent Underwriter agree that it would not be just and equitable if contributions pursuant to this subsection (g) were determined by pro rata allocation (even if the Underwriters and the Independent Underwriter were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (g). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (g) shall be deemed to include, subject to the limitation set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (g), no Underwriter (including the Independent Underwriter in its capacity as QIU) shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (g) to contribute are several in proportion to their respective underwriting obligations and not joint. In no event shall the aggregate liability of a Selling Shareholder under Section 10(e) and this Section 10(g) exceed the limit set forth in Section 10(e).

(h) The obligations of the Company and the Selling Shareholders under this Section 10 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter or the Independent Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 10 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company) and to each person, if any, who controls the Company, any Selling Shareholder or the Independent Underwriter within the meaning of the Act; and the obligations of the Independent Underwriter under this Section 10 shall be in addition to any liability which the Independent Underwriter may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company) and to each person, if any, who controls the Company, any Selling Shareholder or any Underwriter within the meaning of the Act.

11. (a) If any Underwriter shall default in its obligation to purchase the Shares which it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein. If within 36 hours after such default by any Underwriter you do not arrange for the purchase of such Shares, then the Company shall be entitled to a further period of 36 hours within which to procure another party or other parties reasonably satisfactory to you to purchase such Shares on such terms. In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Shares, or the Company notifies you that it has so arranged for the purchase of such Shares, you or the Company shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments to the Registration Statement or supplement to the Prospectus which in your opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

(b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of Shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of the Company to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 10 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

12. The respective indemnities, agreements, representations, warranties and other statements of the Company, the Selling Shareholders and the several Underwriters and the Independent Underwriter, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter, the Independent Underwriter or any controlling person of any Underwriter, the

Independent Underwriter or the Company or any of the Selling Shareholders, or any officer or director or controlling person of the Company, or any controlling person of any of the Selling Shareholders, and shall survive delivery of and payment for the Shares.

13. If this Agreement shall be terminated pursuant to Section 11 hereof, neither the Company nor any Selling Shareholder shall then be under any liability to any Underwriter or the Independent Underwriter except as provided in Sections 7 and 10 hereof; but if, for any other reason, any Shares are not delivered by or on behalf of the Company or the Selling Shareholders as provided herein, the Company will reimburse the Underwriters through you for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters and the Independent Underwriter in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company shall then be under no further liability to any Underwriter or the Independent Underwriter in respect of the Shares not so delivered except as provided in Sections 7 and 10 hereof.

In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you jointly or by J.P. Morgan Securities Inc. or Citigroup Global Markets Inc. on behalf of you as the representatives; and in all dealings with any Selling Shareholder hereunder, you and the Company shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of such Selling Shareholder made or given by Harry J. Silverman or Elisa D. Garcia C., Esq, as attorneys-in-fact for such Selling Shareholder.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the representatives in care of J.P. Morgan Securities Inc., 277 Park Avenue, New York, New York 10172, Attention: Syndicate Department, with a copy to Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013, Attention: General Counsel; if to the Independent Underwriter shall be delivered or sent by mail, letter or facsimile transmission to Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013, Attention: General Counsel; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: General Counsel; and if to any Selling Shareholder shall be delivered or sent by mail, telex or facsimile transmission to Elisa D. Garcia C., Esq., as attorney-in-fact for the Selling Shareholders at the address of the Company set forth in the Registration Statement; provided, however, that any notice to an Underwriter pursuant to Section 10(f) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company by you promptly upon request. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof.

14. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Independent Underwriter, the Company and the Selling Shareholders and, to the extent provided in Sections 10 and 12 hereof, the officers and directors of the Company and each person who controls (within the meaning of the Act or the Exchange Act) the Company or any Selling Shareholder, the Independent Underwriter, any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

15. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

16. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

17. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

18. The Company and the Selling Shareholders are authorized, subject to applicable law, to disclose any and all aspects of this potential transaction that are necessary to support any U.S. federal income tax benefits expected to be claimed with respect to such transaction, and all materials of any kind (including tax opinions and other tax analyses) related to those benefits, without the Underwriters imposing any limitation of any kind.

If the foregoing is in accordance with your understanding, please sign and return to us one for the Company, the Selling Shareholders and for each of the Representatives plus one for each counsel counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters and the Independent Underwriter, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters, the Independent Underwriter and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on your part as to the authority of the signers thereof.

Very truly yours,

Domino’s Pizza, Inc.

By:

        Name:

        Title:

Name:

On behalf of each of the Selling Shareholders listed on Schedule II

Accepted as of the date hereof:

J.P. Morgan Securities Inc.

By:

        Name:

        Title:

Citigroup Global Markets Inc.

By:

        Name:

        Title:

On behalf of each of the Underwriters

Citigroup Global Markets Inc.

as Independent Underwriter

By:

        Name:

        Title:

SCHEDULE I

Underwriter	Total Number of Firm Shares to be Purchased	Number of Optional Shares to be Purchased if Maximum Option Exercised
J.P. Morgan Securities Inc.
Citigroup Global Markets Inc.
Bear, Stearns & Co. Inc.
Credit Suisse First Boston LLC.
Lehman Brothers Inc.

Total

SCHEDULE II

[Selling Shareholders]

SCHEDULE III

Subsidiary	Jurisdiction of Organization

Domino’s, Inc.	Delaware

Domino’s Franchise Holding Co.	Michigan

Domino’s Pizza LLC	Michigan

Domino’s Pizza International, Inc.	Delaware

Domino’s Pizza Government Services Division, Inc.	Texas

Domino’s Pizza International Payroll Services, Inc.	Florida

Domino’s Pizza PMC, Inc.	Michigan

Domino’s National Advertising Fund Inc.	Michigan

Progressive Foods Solutions LLC	Michigan

North American Assurance and Indemnity Company, Ltd.	Bermuda

Domino’s Pizza of Canada, Inc.	Canada

Domino’s Pizza NS Co.	Canada

Domino’s Pizza Distribution GmbH	Germany

Domino’s Pizza International—Servicos de Gestao de Franchising, LDA	Madeira

Domino’s Pizza Home Delivery	Spain

Domino’s Pizza France S.A.S.	France

Domino’s Pizza Europe	Netherlands

Domino’s Pizza Netherlands BV	Netherlands

SCHEDULE IV

[List of Stockholders subject to Lock-up Agreement]

SCHEDULE V

[Listed Selling Shareholders]

ANNEX I(a)

[FORM OF OPINION OF CAHILL GORDON & REINDEL LLP]

ANNEX I(b)

[FORM OF OPINION OF ROPES & GRAY LLP]

ANNEX I(c)

[FORM OF OPINION OF PIPER RUDNICK LLP]

ANNEX I(d)

[FORM OF OPINION OF COUNSEL TO LISTED SELLING SHAREHOLDERS]

ANNEX I(e)

[FORM OF OPINION OF COUNSEL TO SELLING SHAREHOLDERS

(OTHER THAN LISTED SELLING SHAREHOLDERS)]

ANNEX II(a)

[FORM OF INITIAL COMFORT LETTER]

Pursuant to Section 8(d) of the Underwriting Agreement, PricewaterhouseCoopers LLP shall furnish letters to the Underwriters to the effect that:

(i) They are independent certified public accountants with respect to the Company and its subsidiaries within the meaning of the Act and the applicable published rules and regulations thereunder;

(ii) In their opinion, the financial statements and any supplementary financial information and schedule(s) (and, if applicable, financial forecasts and/or pro forma financial information) examined by them and included in the Prospectus or the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations thereunder; and, if applicable, they have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the unaudited consolidated interim financial statements, selected financial data, pro forma financial information, financial forecasts and/or condensed financial statements derived from audited financial statements of the Company for the periods specified in such letter, as indicated in their reports thereon, copies of which have been furnished to the representatives of the Underwriters (the “Representatives”) and are attached hereto;

(iii) They have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the unaudited condensed consolidated balance sheets, consolidated statements of income, consolidated statements of comprehensive income, consolidated statements of stockholders’ deficit and consolidated statements of cash flows included in the Prospectus as indicated in their reports thereon copies of which and on the basis of specified procedures including inquiries of officials of the Company who have responsibility for financial and accounting matters regarding whether the unaudited condensed consolidated financial statements referred to in paragraph (vi)(A)(i) below comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations, nothing came to their attention that caused them to believe that the unaudited condensed consolidated financial statements do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations;

(iv) The unaudited selected financial information with respect to the consolidated results of operations and financial position of the Company for the five most recent fiscal years included in the Prospectus agrees with the corresponding amounts (after restatements where applicable) in the audited consolidated financial statements for such five fiscal years;

(v) They have compared the information in the Prospectus under selected captions with the disclosure requirements of Regulation S-K and on the basis of limited procedures specified in such letter nothing came to their attention as a result of the foregoing procedures that caused them to believe that this information does not conform in all material respects with the disclosure requirements of Items 301, 302, 402 and 503(d), respectively, of Regulation S-K;

(vi) On the basis of limited procedures, not constituting an examination in accordance with generally accepted auditing standards, consisting of a reading of the unaudited financial statements and other information referred to below, a reading of the latest available interim financial statements of the Company and its subsidiaries, inspection of the minute books of the Company and its subsidiaries since the date of the latest audited financial statements included in the Prospectus, inquiries of officials of the Company and its subsidiaries responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

(A) (i) the unaudited consolidated balance sheets, consolidated statements of operations, consolidated statements of comprehensive income, consolidated statements of stockholders’ equity and consolidated statements of cash flows included in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations, or (ii) any material modifications should be made to the unaudited condensed consolidated statements of operations, consolidated balance sheets, consolidated statements of stockholders’ equity and consolidated statements of cash flows included in the Prospectus for them to be in conformity with generally accepted accounting principles;

(B) any other unaudited income statement data and balance sheet items included in the Prospectus do not agree with the corresponding items in the unaudited consolidated financial statements from which such data and items were derived, and any such unaudited data and items were not determined on a basis substantially consistent with the basis for the corresponding amounts in the audited consolidated financial statements included in the Prospectus;

(C) the unaudited financial statements which were not included in the Prospectus but from which were derived any unaudited condensed financial statements referred to in clause (A) and any unaudited income statement data and balance sheet items included in the Prospectus and referred to in clause (B) were not determined on a basis substantially consistent with the basis for the audited consolidated financial statements included in the Prospectus;

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(D) any unaudited pro forma consolidated condensed financial statements included in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the published rules and regulations thereunder or the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements;

(E) as of a specified date not more than five days prior to the date of such letter, there have been any changes in the consolidated capital stock (other than issuances of capital stock upon exercise of options and stock appreciation rights, upon earn outs of performance shares and upon conversions of convertible securities, in each case which were outstanding on the date of the latest financial statements included in the Prospectus) or any increase in the consolidated long term debt of the Company and its subsidiaries, or any decreases in consolidated net current assets or other items specified by the Representatives, or any increases total stockholders’ deficit or in any items specified by the Representatives, in each case as compared with amounts shown in the latest balance sheet included in the Prospectus, except in each case for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter (provided, that in the event no information is available from which to make a statement regarding decreases in consolidated net current assets or increases in consolidated stockholders’ deficit, the letter shall so state); and

(F) for the period from the date of the latest financial statements included in the Prospectus to the specified date referred to in clause (E) there were any decreases in consolidated net revenues or operating profit or the total or pro forma per share amounts of consolidated net income or other items specified by the Representatives, or any increases in any items specified by the Representatives, in each case as compared with the comparable period of the preceding year and with any other period of corresponding length specified by the Representatives, except in each case for decreases or increases which the Prospectus discloses have occurred or may occur or which are described in such letter (provided, that in the event no information is available from which to make a statement regarding decreases in consolidated operating profit or the total or pro forma per share amounts of consolidated net income, the letter shall so state); and

(vii) In addition to the examination referred to in their report(s) included in the Prospectus and the limited procedures, inspection of minute books, inquiries and other procedures referred to in paragraphs (iii) and (vi) above, they have carried out certain specified procedures, not constituting an examination in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and

3

financial information specified by the Representatives, which are derived from the general accounting records of the Company and its subsidiaries, which appear in the Prospectus, or in Part II of, or in exhibits and schedule(s) to, the Registration Statement specified by the Representatives, and have compared certain of such amounts, percentages and financial information with the accounting records of the Company and its subsidiaries and have found them to be in agreement.

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ANNEX II(b)

[EXECUTED INITIAL COMFORT LETTER]

ANNEX II(c)

[FORM OF BRING-DOWN COMFORT LETTER]

EXHIBIT A

DOMINO’S PIZZA, INC.

Lock-Up Agreement

                            , 2004

J.P. Morgan Securities Inc.

Citigroup Global Markets Inc.

c/o J.P. Morgan Securities Inc.

277 Park Avenue, 9th Floor

New York, NY 10172

Re:    Domino’s Pizza, Inc.—Lock-Up Agreement

Ladies and Gentlemen:

The undersigned understands that you, as representatives (the “Representatives”), propose to enter into an Underwriting Agreement on behalf of the several Underwriters named in Schedule I to such agreement (collectively, the “Underwriters”), with and Domino’s Pizza, Inc., a Delaware corporation (the “Company”), providing for a public offering (the “Offering”) of the Common Stock of the Company (the “Shares”) pursuant to a Registration Statement on Form S-1 to be filed with the Securities and Exchange Commission (the “SEC”).

In consideration of the agreement by the Underwriters to offer and sell the Shares, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that the undersigned will not, without the prior written consent of J.P. Morgan Securities Inc. and Citigroup Global Markets Inc., offer, sell, contract to sell, pledge or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned or any person in privity with the undersigned or any person in privity with any affiliate of the undersigned), directly or indirectly, or participate in the filing of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any shares of common stock of the Company or any securities convertible into or exercisable or exchangeable for such common stock, in each case, that are currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) by the undersigned (collectively, the “Undersigned’s Shares”), or publicly announce an intention to effect any such transaction, for a period of 180 days from the date of the final prospectus relating to the Offering.

Notwithstanding the foregoing, the undersigned may transfer the Undersigned’s Shares (i) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein or sell such Shares in the Offering, (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, (iii) to any partner, member or stockholder of the undersigned, provided that such partner, member or stockholder agrees to be bound in writing by the restrictions set forth herein, or (iv) with the prior written consent of J.P. Morgan Securities Inc. and Citigroup Global Markets Inc. on behalf of the Underwriters. For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. In addition, notwithstanding the foregoing, if the undersigned is a corporation, the corporation may transfer the capital stock of the Company to any wholly-owned subsidiary of such corporation; provided, however, that in any such case, it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding such capital stock subject to the provisions of this Agreement and there shall be no further transfer of such capital stock except in accordance with this Agreement, and provided further that any such transfer shall not involve a disposition for value. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Undersigned’s Shares except in compliance with the foregoing restrictions.

The undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns.

Very truly yours,

Exact Name of Shareholder

Authorized Signature

Title

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